UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2007
DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Clopper Road Gaithersburg, Maryland	20878

(Address of principal executive offices)	(Zip Code)
(301) 944-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On July 23, 2007, the U.S. District Court for the Western District of Wisconsin issued a pre-trial claim construction decision in the pending litigation between Digene Corporation (“Digene”) and Third Wave Technologies, Inc. (“Third Wave”).
In the decision, the court found that certain terms in the claims relating to United States Patent No. 5,643,715, covering probes and methods for detecting human papillomavirus (“HPV”) type 53 (the “’715 patent”), should be given a narrow construction, adopting some of the positions argued by Third Wave. The court found that the term “HPV 52 DNA,” including fragments of HPV 52 described and claimed in the ’715 patent, should be limited by the length of nucleotide bases involved. The court also found that the claimed probes containing HPV 52 DNA could not include non-HPV 52 DNA. In addition, the court found that the claimed probes could not be labeled with DNA.
Digene is currently continuing its review of the court’s opinion and evaluating its legal alternatives and next steps.
Procedural History
On January 11, 2007, Digene filed an action for patent infringement against Third Wave in the United States District Court for the Western District of Wisconsin alleging that Third Wave has been and still is infringing one or more claims of the ’715 patent, of which Digene is the exclusive licensee. Digene is seeking, among other remedies, (1) a preliminary and permanent injunction preventing further infringement, contributory infringement and inducement of infringement; (2) a declaration that the ’715 patent is a valid and enforceable patent infringed by Third Wave; (3) compensatory damages; and (4) a trebling of the compensatory damages pursuant to law.
On February 28, 2007, Third Wave filed an answer to Digene’s complaint, denying infringement of the ’715 patent, and asserting counterclaims against Digene regarding alleged sales and marketing activities of Digene. Third Wave also asserted counterclaims alleging violations of federal antitrust laws pursuant to Sherman Act Sections 1 and 2, the Clayton Act, and the Robinson-Patman Act. Third Wave seeks injunctive relief, treble damages for Digene’s alleged violations of the antitrust laws, and attorneys’ fees. On April 5, 2007 Digene filed a reply to Third Wave’s counterclaims, denying that Digene has committed any violation of the federal antitrust laws.
The claim construction hearing was held on June 22, 2007.
Pre-trial discovery and other proceedings in this action will continue for the remainder of 2007 and a jury trial is currently scheduled for the first quarter of 2008.
Please refer to Digene’s periodic filings with the Securities and Exchange Commission for more information about this litigation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)
	By:	/s/ Daryl J. Faulkner
Date: July 27, 2007		Name:	Daryl J. Faulkner
		Title:	Chief Executive Officer and President